Exhibit 10-3 - Fourth Amendment to Credit Agreement dated December 2, 2011

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 2, 2011, among LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the “Borrower”), the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of December 21, 2005 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower intends to restructure its obligations under the Credit Agreement pursuant to the transactions contemplated by the Support Agreement, dated as of August 11, 2011 (including all exhibits and attachments thereto, in each case as amended, restated, modified and/or supplemented in accordance with its terms, the “Lee Support Agreement”), and which became effective on September 8, 2011, among the Borrower, each of its Subsidiaries other than Star Publishing, and the Lenders party thereto from time to time; and

WHEREAS, in connection with the transactions contemplated in the Lee Support Agreement, the Borrower has requested, and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend the Credit Agreement as provided herein;

NOW, THEREFORE, it is agreed:

SECTION 1.   Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:

 ““Fourth Amendment” shall mean the Fourth Amendment to this Agreement, dated as of December 2, 2011.

 “Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.

“Lee Support Agreement” shall have the meaning provided in the Fourth Amendment, as such agreement is in effect on the Fourth Amendment Effective Date and as thereafter amended, supplemented or otherwise modified with the prior written consent of the Administrative Agent.”.

“Pulitzer Support Agreement” shall have the meaning provided in the Fourth Amendment, as such agreement is in effect on the Fourth Amendment Effective Date and as thereafter amended, supplemented or otherwise modified with the prior written consent of the Administrative Agent.”.

(b)   Section 9.19(a) of the Credit Agreement is hereby amended by inserting the following text prior to the period at the end thereof:

“provided, however, that notwithstanding anything to the contrary in this Agreement, $2,692,000 of cash that the Borrower received from Pulitzer on or about November 9, 2011 pursuant to this Section 9.19(a) (with respect to the fiscal quarter of Pulitzer ending closest to September 30, 2011) shall be returned to Pulitzer no later than one Business Day following the effective date of the Pulitzer Support Agreement.”.

(c)   Section 10.05(ii) of the Credit Agreement is hereby amended by inserting the following text prior to the semicolon at the end thereof:

“, or, at any time while each of the Lee Support Agreement and the Pulitzer Support Agreement continues to be in effect, $15,000,000 for any period of five consecutive Business Days, provided, however, that if either the Lee Support Agreement or the Pulitzer Support Agreement ceases to be effective, or otherwise terminates, the Borrower shall immediately apply to the repayment of any outstanding Revolving Loans or Swingline Loans any Unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries (excluding Excluded Domestic Subsidiaries) on the date of such termination that is in excess of $10,000,000”.

(d)   Section 10.05(viii) of the Credit Agreement is hereby amended by deleting clause (y) appearing in such Section and replacing it with the following text in lieu thereof:

“(y) no Intercompany Loans shall be permitted to be made by the Borrower and the Qualified Wholly-Owned Domestic Subsidiaries to Wholly-Owned Domestic Subsidiaries that are not Qualified Wholly-Owned Domestic Subsidiaries at any time on or after October 15, 2008, except that on and after the Fourth Amendment Effective Date while each of the Lee Support Agreement and the Pulitzer Support Agreement continues to be in effect, Intercompany Loans in an amount not to exceed the difference between (A) $5,000,000 minus (B) the aggregate amount of payments made by the Borrower during such period in respect of Intercompany Loans pursuant to Section 10.06(vii) below shall be permitted by the Borrower and the Qualified Wholly-Owned Domestic Subsidiaries to Wholly-Owned Domestic Subsidiaries that are not Qualified Wholly-Owned Domestic Subsidiaries with the prior written consent of the Administrative Agent (not to be unreasonably withheld)”; and

(e)   Section 10.06 of the Credit Agreement is hereby amended by (i) deleting the word “and” after the semicolon at the end of clause (v) appearing in such Section, (ii)

replacing the period at the end of clause (vi) appearing in such Section with the text “; and” and (iii) inserting the following new clause (vii) in appropriate numeric order therein:

“(vii) on and after the Fourth Amendment Effective Date while each of the Lee Support Agreement and the Pulitzer Support Agreement continues to be in effect, a payment, in an amount not to exceed the difference between (A) $5,000,000 minus (B) the aggregate amount of the Intercompany Loans made by the Borrower and the Qualified Wholly-Owned Domestic Subsidiaries to Wholly-Owned Domestic Subsidiaries that are not Qualified Wholly-Owned Domestic Subsidiaries pursuant to Section 10.05(viii) above, by the Borrower to Pulitzer in respect of the Intercompany Loans outstanding with the prior written consent of the Administrative Agent (not to be unreasonably withheld);”.

(f)   Section 10.10(iv) of the Credit Agreement is hereby amended by deleting clause (v) appearing in the proviso to such Section and replacing it with the following text in lieu thereof:

“(v) any Wholly-Owned Subsidiary that is not a Qualified Wholly-Owned Subsidiary may make voluntary principal repayments on the PD LLC Notes on or after the Fourth Amendment Effective Date from (i) cash generated by such Wholly-Owned Subsidiaries in an amount not to exceed $5,000,000 in the aggregate, (ii) all funds currently on deposit in the Restricted Cash Reserve Account, the Asset Sale Proceeds Account and the Excess Cash Flow Reserve Account (each as defined in the PD LLC Notes Documents), and (iii) at any time while each of the Lee Support Agreement and the Pulitzer Support Agreement continues to be in effect, funds received from the Borrower (excluding $2,692,000 of cash that the Borrower is required to return to Pulitzer under Section 9.19(a)) or any Qualified Wholly-Owned Domestic Subsidiary to the extent permitted under clause (y) of the proviso in Section 10.05(viii) or Section 10.06(vii)”.

SECTION 2.   Miscellaneous Provisions.

(a)  In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Fourth Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment on such date, and (ii) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Fourth Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment on such date, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

(b)  The Credit Parties acknowledge and agree that the Credit Agreement (as modified hereby) and each other Credit Document, and all Obligations and Liens thereunder, are valid and enforceable against the Credit Parties in every respect and all of the terms and conditions thereof are legally binding upon the Credit Parties, in each case all without offset, counterclaims or defenses of any kind.

(c)  In further consideration of the Lenders’ execution of this Amendment, each Credit Party unconditionally and irrevocably acquits and fully forever releases and discharges each Lender, each Issuing Lender, the Administrative Agent, the Collateral Agent and all affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such Credit Party ever had or now has against any of the Releasees and which may have arisen at any time prior to the Fourth Amendment Effective Date and which were in any manner related to this Amendment, the Lee Support Agreement, the Credit Agreement, any other Credit Document or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”).  Each Credit Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

(d)  This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

(e)  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

(f)  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.  EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(g)  This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions shall have been satisfied:

             a. the Borrower, each other Credit Party and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent;

            b.  the Borrower shall have paid to the Administrative Agent and the Lenders all fees, costs and expenses (including, without limitation, the fees and expenses of counsel) payable to the Administrative Agent and the Lenders to the extent then due;

            c.      (i)(x) no Default or Event of Default and (y) no default or event of default under any other Indebtedness of any Credit Party, the aggregate principal amount of which exceeds $5,000,000, exist as of the Fourth Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment on such date, and (ii) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Fourth Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment on such date, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date);

            d.  Pulitzer and its Subsidiaries shall have entered into a support agreement, in form and substance satisfactory to the Administrative Agent, with the holders of the PD LLC Notes holding, in the aggregate, (x) more than 50% in number of funded claims under the PD LLC Notes Documents and (y) no less than 66 2/3% of the aggregate outstanding principal amount of the PD LLC Notes (the “Pulitzer Support Agreement”), and such Pulitzer Support Agreement shall have become effective pursuant to the terms thereof; and

            e.  unless otherwise waived by the Administrative Agent, the Borrower shall have received a fully executed commitment letter, in form and substance satisfactory to the Administrative Agent, in respect of the Revolving Credit Facility (as defined in the Lee Support Agreement);

 (h)         The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Assignees) and binding in respect of all of its Revolving Loan Commitments and Loans, including any Revolving Loan Commitments or Loans acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. All references in the Credit Agreement and each other Credit Documents to the Credit Documents shall be deemed to include this Amendment.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

LEE ENTERPRISES, INCORPORATED as Borrower

By:
	Name:	Carl G. Schmidt
	Title:	Vice President, Chief Financial Officer
and Treasurer

DEUTSCHE BANK TRUST COMPANY
AMERICAS, Individually and as Administrative Agent

Signature Page to Fourth Amendment

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Amendment, hereby consents to the entering into of the Amendment and agrees to all of the provisions thereof, and confirms and agrees that notwithstanding the effectiveness of the Fourth Amendment, each Security Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by the Fourth Amendment.

THE FOREGOING CONSENT BY EACH SUBSIDIARY GUARANTOR SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

JOURNAL-STAR PRINTING CO.
ACCUDATA, INC.
K. FALLS BASIN PUBLISHING, INC.
LEE CONSOLIDATED HOLDINGS CO.
LEE PUBLICATIONS, INC.
LEE PROCUREMENT SOLUTIONS CO.
SIOUX CITY NEWSPAPERS, INC.
By: _________________________________
Name:  C. D. Waterman III
Title:  Secretary

INN PARTNERS, L.C., By: ACCUDATA, INC., Managing Member By: _______________________________ Name: C. D. Waterman III Title: Secretary

Signature Page to Fourth Amendment